UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 24, 2011, DPL Inc. (“DPL”), the parent company of The Dayton Power & Light Company, filed a Form 8-K (the “DPL 8-K”) with the Securities and Exchange Commission (the “SEC”) revising certain projections included in its definitive proxy statement filed on August 5, 2011 for its 2011 Annual Meeting of Shareholders (the “DPL Proxy Statement”) at which DPL’s shareholders will consider and vote upon, among other things, the proposed merger (the “Merger”) of DPL with a wholly-owned subsidiary of The AES Corporation (“AES” or the “Company”). As noted in the DPL 8-K, after the filing and the mailing of the DPL Proxy Statement, it came to DPL’s attention that as a result of an administrative error, two incorrect tariff riders were included in the assumptions used to prepare DPL’s forecasts disclosed in “Proposal 1: The Merger—DPL Inc. Forecasts” on page 40 of the DPL Proxy Statement. DPL further discloses that this error resulted in an overstatement of the revenue projected for the period 2011 through 2014 and accordingly, certain of the line items in the forecasts included in the DPL Proxy Statement were overstated by amounts which DPL believes are immaterial. DPL provided revised projections under the heading “As Revised Using Correct Tariff Riders” in the DPL 8-K.

On April 20, 2011, the Company disclosed its projections for the Merger transaction, noting that if consummated, the Merger would add between $0.05-$0.07 to 2012 earnings and subsidiary distributions of between $200M-$300M per year for the Company. After discussing DPL’s revised projections with DPL management and reviewing its own projections for the Merger, the Company has determined that the revisions set forth in the DPL 8-K are not material and that no change to AES’ previously disclosed projections (described above) for the Merger is necessary at this time.

The Company’s guidance metrics were updated on August 5, 2011 and are not being updated at this time, other than as specifically noted above. The Company may provide an update to its guidance, if any such update is warranted, on its third quarter earnings call in November. The Company will also provide an update on the status of the Merger on that call.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include, but are not limited to, those related to future earnings growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to accurate projections of future interest rates, commodity prices and foreign currency pricing, continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth from investments at investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES filings with the SEC including but not limited to the risks discussed under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, its Form 10-Q for the period ended March 31, 2011, as well as our other SEC filings. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

By:	/S/ VICTORIA D. HARKER
Name:	Victoria D. Harker
Title:	Executive Vice President and Chief Financial Officer

Date: August 24, 2011